Exhibit 99.1

Release: 4:00 P.M. January 24, 2019

Contact:	Investor Relations Department

212-365-6721

IR@MetropolitanBankNY.com

Metropolitan Bank Holding Corp. Reports Record 2018 Earnings of

$25.6 Million or $3.06 per Diluted Common Share Led by

Growth in Loans, Deposits and Net Interest Margin

NEW YORK, January 24, 2019 – Metropolitan Bank Holding Corp. (NYSE:MCB), the holding company (the “Company”) for Metropolitan Commercial Bank (the “Bank”), today reported net income of $6.3 million or $0.75 per diluted common share for the fourth quarter of 2018 as compared to $3.3 million, or $0.49 per diluted common share, for the fourth quarter of 2017.

For the year ended December 31, 2018, the Company reported net income of $25.6 million, or $3.06 per diluted common share, as compared to $12.4 million, or $2.34 per diluted common share, for the year ended December 31, 2017.

Financial Highlights for the fourth quarter of 2018 include:

•	Total assets increased 24% to $2.18 billion at December 31, 2018 as compared to $1.76 billion at December 31, 2017.

•	Total loans, net of deferred fees and unamortized costs increased 32% to $1.87 billion at December 31, 2018, as compared to $1.42 billion at December 31, 2017. During the three and twelve-month periods ended December 31, 2018, the Bank’s loan production was $283.0 million and $823.9 million, respectively as compared to $111.8 million and $446.4 million for the same periods in 2017.

•	Total deposits increased 18% to $1.66 billion at December 31, 2018 as compared to $1.40 billion at December 31, 2017.

•	Net interest margin increased 29 basis points to 3.77% for the fourth quarter of 2018 from 3.48% for the fourth quarter of 2017. For the year ended December 31, 2018, net interest margin increased 18 basis points to 3.70% as compared to 3.52% in 2017.

•	Non-interest-bearing demand accounts decreased 1.7% to $798.6 million at December 31, 2018 as compared to $812.6 million at December 31, 2017.

•	Interest-bearing deposits increased 45.7% to $862.0 million at December 31, 2018 as compared to $591.7 million at December 31, 2017.

•	Annualized return on average assets for the fourth quarter of 2018 was 1.25%, an increase of 52 basis points as compared to 0.73% for the fourth quarter of 2017.

•	Annualized return on average equity was 9.59% for the fourth quarter of 2018 as compared to 7.44% for the fourth quarter of 2017. Annualized return on average common equity was 9.80% for the fourth quarter of 2018 as compared to 7.68% for the fourth quarter of 2017. The Company completed its initial public offering in November 2017 raising net proceeds of $114.8 million.

•	The Company’s efficiency ratio in the fourth quarter of 2018 was 54.9%, compared to 44.8% for the same quarter in 2017. For the year ended December 31, 2018, the efficiency ratio was 52.1% as compared to 51.7% for 2017.

Mark DeFazio, the Company’s President and Chief Executive Officer commented, “We just completed a very successful year – our first as a public company. The loan portfolio grew by 32% and deposits grew by 18%. These results are a testament to the Bank’s relationship-based business model, the strength of our lending and retail teams and the Bank’s various deposit verticals. Most notably, earnings doubled in 2018 compared to 2017. These results exceeded our internal projections and provide the Company with a strong jumping-off point for 2019. As a team, we remain focused on delivering sustainable results for our shareholders.”

Mr. DeFazio continued, “The success of Metropolitan Commercial Bank is the result of a very talented and focused group of people operating in a market that holds many opportunities. We are looking forward to a very exciting 2019 as we continue to leverage the capital we raised. The Bank’s loan pipeline is strong, and we will continue to implement our branch-light strategy of funding this growth with diversified deposit verticals.”

Balance Sheet

The Company had total assets of $2.18 billion at December 31, 2018, compared with $1.76 billion on December 31, 2017. Loans, net of deferred fees and unamortized costs increased to $1.9 billion at December 31, 2018 as compared to $1.4 billion at December 31, 2017. For the three and twelve months ended December 31, 2018, the Bank’s loan production was $283.0 million and $823.9 million, respectively as compared to $111.8 million and $446.4 million for the same periods in 2017.

Total deposits increased $256.2 million, or 18%, to $1.7 billion at December 31, 2018 as compared to $1.4 billion at December 31, 2017. This was due to an increase of $270.3 million in interest-bearing demand deposits partially offset by a decrease of $14.1 million in non-interest-bearing deposits.

Total borrowings increased by $142.9 million to $230.2 million at December 31, 2018 as compared to $87.3 million at December 31, 2017. This was due to an increase of $142.8 million in Federal Home Loan Bank advances, which were used to support the Bank’s loan growth.

Total stockholders’ equity was $264.5 million on December 31, 2018 compared to $236.9 million at December 31, 2017. The Company completed an Initial Public Offering (IPO) in November 2017. Total proceeds from the IPO, net of issuance costs, were $114.8 million. Metropolitan Commercial Bank meets all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. At December 31, 2018, total Commercial Real Estate Loans (“CRE”) were 312.4% of risk-based capital, compared to 267.7% at December 31, 2017.

Income Statement

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
(Dollars in thousands, except per share data)	2018	2017	2018	2017
Net income	$6,285	$3,326	$25,554	$12,369
Diluted earnings per common share	0.75	0.49	3.06	2.34
Annualized return on average assets	1.25%	0.73%	1.31%	0.81%
Annualized return on average equity	9.59%	7.44%	10.18%	9.27%
Annualized return on average common equity*	9.80%	7.68%	10.41%	9.67%

*Common equity excludes Class B preferred stock. See reconciliation to GAAP measures on page 12.

Net income increased $3.0 million to $6.3 million for the fourth quarter of 2018 as compared to $3.3 million for the same period in 2017. This increase was due primarily to a $3.3 million increase in net interest income, a $2.7 million decrease in the provision for loan losses and a $2.8 million decrease in income tax expense, partially offset by a $4.0 million decrease in non-interest income and a $1.8 million increase in non-interest expense.

For the year ended December 31, 2018, net income increased $13.2 million to $25.6 million as compared to $12.4 million for 2017. This increase was due primarily to a $19.0 million increase in net interest income, a $3.9 million decrease in the provision for loan losses and a $1.0 million increase in non-interest income, partially offset by a $10.8 million increase in non-interest expense.

Net Interest Margin Analysis	Three months ended
December 31, 2018	December 31, 2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate (annualized)	Average Outstanding Balance	Interest	Yield/Rate (annualized)
Assets:
Interest-earning assets:
Loans (1)	$1,760,937	$21,875	4.93%	$1,397,700	$16,375	4.65%
Available-for-sale securities	30,671	178	2.28%	33,322	172	2.02%
Held-to-maturity securities	4,668	24	2.01%	5,559	28	1.97%
Overnight deposits	177,539	1,028	2.30%	314,244	1,117	1.41%
Other interest-earning assets	19,634	237	4.79%	34,959	243	2.76%
Total interest-earning assets	1,993,449	23,342	4.65%	1,785,784	17,935	3.98%
Non-interest-earning assets	41,101	43,323
Allowance for loan and lease losses	(18,719)	(15,322)
Total assets	$2,015,831	$1,813,785

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$701,042	$2,773	1.57%	$559,339	$1,277	0.91%
Certificates of deposit	99,008	528	2.12%	82,020	280	1.36%
Total interest-bearing deposits	800,050	3,301	1.64%	641,359	1,557	0.96%
Borrowed funds	116,678	1,080	3.62%	88,488	736	3.25%
Total interest-bearing liabilities	916,728	4,381	1.90%	729,847	2,293	1.25%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	812,415	868,117
Other non-interest-bearing liabilities	24,658	37,074
Total liabilities	1,753,801	1,635,038

Stockholders' Equity	262,030	178,747
Total liabilities and equity	$2,015,831	$1,813,785

Net interest income	$18,961	$15,642
Net interest rate spread (2)	2.75%	2.74%
Net interest-earning assets	$1,076,721	$1,055,937
Net interest margin (3)	3.77%	3.48%
Ratio of interest earning assets to interest bearing liabilities	2.17	x	2.45	x

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

Net Interest Margin Analysis	Year ended
December 31, 2018	December 31, 2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$1,604,624	$77,342	4.82%	$1,244,194	$57,186	4.60%
Available-for-sale securities	30,663	668	2.15%	35,085	720	2.02%
Held-to-maturity securities	4,987	104	2.06%	5,963	123	2.03%
Overnight deposits	257,841	4,838	1.88%	166,640	2,074	1.24%
Other interest-earning assets	27,962	993	3.55%	29,165	761	2.61%
Total interest-earning assets	1,926,077	83,945	4.36%	1,481,047	60,864	4.11%
Non-interest-earning assets	43,206	58,477
Allowance for loan and lease losses	(17,301)	(15,322)
Total assets	$1,951,982	$1,524,202

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$600,334	$7,511	1.25%	$561,733	$4,840	0.86%
Certificates of deposit	87,966	1,592	1.81%	80,130	1,033	1.29%
Total interest-bearing deposits	688,300	9,103	1.32%	641,863	5,873	0.92%
Borrowed funds	96,905	3,614	3.68%	105,684	2,798	2.61%
Total interest-bearing liabilities	785,205	12,717	1.62%	747,547	8,671	1.16%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	884,604	607,743
Other non-interest bearing liabilities	31,143	35,450
Total liabilities	1,700,952	1,390,740

Stockholders' Equity	251,030	133,462
Total liabilities and equity	$1,951,982	$1,524,202

Net interest income	$71,228	$52,193
Net interest rate spread (2)	2.74%	2.95%
Net interest-earning assets	$1,140,872	$733,500
Net interest margin (3)	3.70%	3.52%
Ratio of interest earning assets to interest bearing liabilities	2.45	x	1.98	x

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

Net Interest Income

Net interest margin increased 29 basis points to 3.77% for the fourth quarter of 2018 from 3.48% for the fourth quarter of 2017. This increase was mainly the result of a 28 basis point increase in average loan yields to 4.93% for the fourth quarter of 2018 as compared to 4.65% for the same period in 2017, and an increase of 89 basis points in the average yield on overnight deposits to 2.30% as compared to 1.41% for the same period in 2017. Total average interest-earning assets increased $207.7 million for the fourth quarter of 2018 as compared to the fourth quarter of 2017, due primarily to a $363.2 million increase in average loans, which was partially offset by a decrease of $136.7 million in overnight funds. The total yield on average interest-earning assets increased 67 basis points to 4.65% in the fourth quarter of 2018 as compared to 3.98% in the same period on 2017.

For the year ended December 31, 2018, net interest margin increased 18 basis points to 3.70% as compared to 3.52% for 2017. This increase was primarily the result of an increase of 22 basis points in average loan yields to 4.82% for 2018 as compared to 4.60% in 2017. Net interest margin also benefited from the effect of an increase in average non-interest-bearing deposits as a percentage of total average deposits at December 31, 2018 as compared to the same period in 2017. Average non-interest-bearing deposits increased $276.9 million to $884.6 million for 2018, compared to $607.7 million in 2017 and accounted for 56.0% of average total deposits in 2018 as compared to 49.0% for the same period in 2017. Average interest-earning assets increased $445.0 million for the year ended December 31, 2018 as compared to the same period in 2017 due primarily to an increase of $360.4 million in average loans and a $91.2 million increase in average overnight deposits.

Asset Quality

Non-performing assets consist of non-accrual loans, accruing loans that are 90 days or more past due, non-accrual troubled debt restructurings and real estate owned (“REO”) that has been acquired in partial or full satisfaction of loan obligations or upon foreclosure. The Bank had no REO properties at December 31, 2018 and 2017.

	As of December 31,
(dollars in thousands)	2018	2017
Non-performing assets:
Non-accrual loans:
Commercial	$-	$787
One-to-four family	-	2,447
Commercial and industrial	-	-
Consumer	50	155
Total non-accrual loans	$50	$3,389
Accruing loans 90 days or more past due	239	-
Total non-performing assets	$289	$3,389
Nonaccrual loans as % of loans outstanding	0.00%	0.24%

Allowance for loan losses	$(18,942)	$(14,887)
Allowance for loan losses as % of loans outstanding	1.02%	1.05%

	Quarter Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Provision for loan losses	$844	$3,499	$3,138	$7,059
Charge-offs	$504	$3,687	$783	$3,987
Recoveries	$(109)	$-	$(1,700)	$-
Net charge-offs as % of average loans (annualized)	0.09%	1.06%	(0.06)%	0.32%

The provision for loan losses was $844,000 for the fourth quarter of 2018 as compared to $3.5 million for the fourth quarter of 2017. This decrease was due primarily to a provision of $3.6 million related to taxi medallion loans in the fourth quarter of 2017. The charge-offs related to these loans amounted to $3.7 million. In 2018, the Bank had a $1.7 million recovery related to the medallion loans. The provision for loan losses for the year ended December 31, 2018 was $3.1 million as compared to $7.1 million for the same period in 2017. This decrease reflects the loan loss recovery in 2018 as well as the taxi medallion charge-off in 2017.

Non-Interest Income
	Quarter Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Service charges on deposit accounts	$826	$1,820	$4,248	$3,452
Prepaid debit card income	1,133	929	4,640	3,369
Other service charges and fees	229	3,429	3,305	4,368
Losses on call of securities	-	-	(37)	-
Total non-interest income	$2,188	$6,178	$12,156	$11,189

Non-interest income decreased by $4.0 million to $2.2 million in the fourth quarter of 2018 as compared to the fourth quarter of 2017, primarily due to decreases of $1.0 million in service charges on deposits and $3.2 million in other charges and fees, offset by an increase in debit card income of $204,000. The decrease in service charges on deposits was primarily due to a decline of $0.8 million in wire fees related to transactions by digital currency customers. The decrease in other service charges and fees was due to a decrease in foreign currency conversion fees, which were at an elevated level during the fourth quarter of 2017 and the first quarter of 2018, as customers, particularly those in the digital currency business, were transferring funds from their global corporate accounts back into their U.S. dollar accounts with the Bank.

For the year ended December 31, 2018, non-interest income increased $1.0 million to $12.2 million from $11.2 million in 2017. This increase was primarily due to increases of $0.8 million in service charges on deposits, $1.3 million in prepaid debit card income, offset by a $1.1 million decrease in other service charges and fees when compared to the same period in 2017. The increase in service charges on money market accounts was due primarily to an increase in the number of these accounts. The increase in the prepaid debit card income reflects the growth in the debit card business and a termination fee of $500,000 received in 2018 for a discontinued relationship. The decrease in other service charges and fees was primarily due to a decrease of $1.2 million in foreign currency conversion fees related to digital currency.

Non-interest Expense
	Quarter Ended December 31,		Year Ended December 31,
(dollars in thousands)	2018	2017	2018	2017
Compensation and benefits	$6,962	$5,478	$25,658	$19,165
Bank premises and equipment	1,324	1,200	5,063	4,385
Professional fees	715	744	2,922	2,544
Data processing fees	1,025	605	3,987	1,592
Other expenses	1,576	1,752	5,841	5,059
Total non-interest expense	$11,602	$9,779	$43,471	$32,745

Non-interest expense increased $1.8 million to $11.6 million during the fourth quarter of 2018 as compared to $9.8 million for the fourth quarter of 2017. Compensation and benefits increased $1.5 million to $7.0 million for the fourth quarter of 2018 as compared to $5.5 million for the fourth quarter of 2017. This increase was due primarily to an increase of 28 full-time equivalent employees in 2018. In addition, the fourth quarter of 2018 included $353,000 in placement fees related to the hiring of new employees. There were no placement fees incurred in the fourth quarter of 2017. Data processing fees increased $420,000 to $1.0 million for the fourth quarter of 2018 as compared to the fourth quarter of 2017, primarily due to technology costs to support the growth in various deposit verticals.

For the year ended December 31, 2018, non-interest expense increased $10.7 million to $43.5 million as compared to the same period in 2017. Compensation and benefits increased $6.5 million to $25.7 million for the year ended December 31, 2018 as compared to $19.2 million for the same period in 2017. For those same periods, data processing fees increased $2.4 million to $4.0 million due primarily to costs related to wire transfer activity as well as technology costs to support the growth in various deposit verticals.

About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, a Federal Reserve System member bank whose deposits are insured up to applicable limits by the FDIC, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

Consolidated Balance Sheet

(In thousands)	December 31, 2018	December 31, 2017
Assets
Cash and due from banks	$9,246	$6,790
Overnight deposits	223,704	254,441
Total cash and cash equivalents	232,950	261,231
Investment securities available for sale	32,549	32,157
Investment securities held to maturity	4,571	5,428
Total securities	37,120	37,585
Other investments	22,287	13,677
Loans, net of deferred fees and unamortized costs	1,865,216	1,419,896
Allowance for loan losses	(18,942)	(14,887)
Net loans	1,846,274	1,405,009
Receivable from prepaid card programs, net	8,218	9,579
Accrued interest receivable	5,507	4,421
Premises and equipment, net	6,877	6,268
Prepaid expenses and other assets	8,158	5,751
Goodwill	9,733	9,733
Accounts receivable, net	5,520	6,601
Total assets	$2,182,644	$1,759,855
Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$798,563	$812,616
Interest-bearing deposits	861,991	591,739
Total deposits	1,660,554	1,404,355
Federal Home Loan Bank of New York advances	185,000	42,198
Trust preferred securities	20,620	20,620
Subordinated debts, net of issuance cost	24,545	24,489
Accounts payable, accrued expenses and other liabilities	18,439	21,678
Accrued interest payable	1,282	749
Prepaid debit cardholder balances	7,687	8,882
Total liabilities	1,918,127	1,522,971

Class B preferred stock	3	3
Common stock	82	81
Additional paid in capital	213,490	211,145
Retained earnings	51,415	25,861
Accumulated other comprehensive loss, net of tax effect	(473)	(206)
Total stockholders’ equity	264,517	236,884
Total liabilities and stockholders’ equity	$2,182,644	$1,759,855

Consolidated Statement of Income (unaudited)
	Quarter ended Dec. 31,		Year ended Dec. 31,
(In thousands, except per share data)	2018	2017	2018	2017
Total interest income	$23,342	$17,935	$83,945	$60,864
Total interest expense	4,381	2,293	12,717	8,671
Net interest income	18,961	15,642	71,228	52,193
Provision for loan losses	844	3,499	3,138	7,059
Net interest income after provision for loan losses	18,117	12,143	68,090	45,134

Non-interest income:
Service charges on deposit accounts	826	1,820	4,248	3,452
Prepaid debit card income	1,133	929	4,640	3,369
Other service charges and fees	229	3,429	3,305	4,368
Losses on call of securities	-	-	(37)	-
Total non-interest income	2,188	6,178	12,156	11,189

Non-interest expense:
Compensation and benefits	6,962	5,478	25,658	19,165
Bank premises and equipment	1,324	1,200	5,063	4,385
Professional fees	715	744	2,922	2,544
Data processing fees	1,025	605	3,987	1,592
Other expenses	1,576	1,752	5,841	5,059
Total non-interest expense	11,602	9,779	43,471	32,745

Net income before income tax expense	8,703	8,542	36,775	23,578
Income tax expense	2,418	5,216	11,221	11,209
Net income	$6,285	$3,326	$25,554	$12,369

Earnings per common share:
Basic earnings	$0.77	$0.50	$3.12	$2.40
Diluted earnings	$0.75	$0.49	$3.06	$2.34

Summary of Income and Performance Measures Five Quarter Trend (unaudited)

	Quarter Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
(Dollars in thousands, except per share amounts)
Net interest income	$18,961	$18,351	$17,395	$16,516	$15,642
Provision (credit) for loan losses	844	(453)	1,270	1,477	3,499
Net interest income after provision for loan losses	18,117	18,804	16,125	15,039	12,143
Non-interest income	2,188	2,012	2,649	5,312	6,178
Non-interest expense:
Compensation and benefits	6,962	6,253	6,126	6,317	5,478
Other Expense	4,640	4,102	4,149	4,921	4,301
Total non-interest expense	11,602	10,355	10,275	11,238	9,779

Income before income tax expense	8,703	10,461	8,499	9,113	8,542
Income tax expense	2,418	3,348	2,634	2,822	5,216
Net income	6,285	7,113	5,865	6,291	3,326

Performance Measures:
Net income available to common shareholders	6,238	7,057	5,816	6,238	3,143
Per common share:
Basic earnings	$0.77	$0.87	$0.72	$0.77	$0.50
Diluted earnings	$0.75	$0.85	$0.70	$0.75	$0.49
Common shares outstanding:
Average - diluted	8,273,220	8,292,385	8,290,048	8,275,243	6,768,753
Period end	8,217,274	8,207,234	8,205,234	8,194,925	8,196,310
Return on (annualized):
Average total assets	1.25%	1.45%	1.20%	1.35%	0.73%
Average common equity	9.80%	11.47%	9.75%	10.78%	7.68%
Yield on average earning assets	4.65%	4.49%	4.13%	4.17%	3.98%
Cost of interest-bearing liabilities	1.90%	1.69%	1.46%	1.31%	1.25%
Net interest spread	2.75%	2.80%	2.67%	2.85%	2.74%
Net interest margin	3.77%	3.76%	3.59%	3.68%	3.48%
Net charge-offs (recoveries) as % of average loans (annualized)	0.09%	(0.36)%	0.02%	0.04%	1.06%
Efficiency ratio	54.86%	50.85%	51.26%	51.48%	44.82%

Consolidated Balance Sheet Summary Five Quarter Trend (unaudited)

(dollars in thousands)	Dec. 31, 2018	Sept. 30, 2018	June. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Assets
Total Assets	$2,182,644	$1,930,714	$1,924,495	$1,968,886	$1,759,855
Overnight deposits	223,704	148,260	240,994	363,887	254,441
Total securities	37,120	32,247	33,974	35,488	37,585
Other investments	22,287	16,645	16,770	16,566	13,677
Loans, net of deferred fees and unamortized costs	1,865,216	1,698,929	1,599,647	1,526,166	1,419,896

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$798,563	$772,754	$878,703	$1,012,250	$812,616
Interest-bearing deposits	861,991	761,177	661,779	604,866	591,739
Total deposits	1,660,554	1,533,931	1,540,482	1,617,116	1,404,355
Borrowings	230,165	105,151	108,137	78,123	87,307
Total stockholders' Equity	264,517	257,269	249,584	243,041	236,884

Asset Quality
Total non-accrual loans	$50	$79	$192	$85	$3,389
Total non-performing assets	$289	$407	$192	$85	$3,389
Non-accrual loans to total loans	0.00%	0.00%	0.01%	0.01%	0.24%
Non-performing loans to total loans	0.02%	0.02%	0.01%	0.01%	0.24%
Allowance for loan losses	(18,942)	(18,493)	(17,463)	(16,260)	(14,887)
Allowance for loan losses to total loans	1.02%	1.09%	1.09%	1.07%	1.05%
Provision for loan losses	844	(453)	1,270	1,477	3,499
Net charge-offs	395	1,483	67	104	3,687

Regulatory Capital
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	13.7%	13.8%	13.5%	13.7%	13.7%
Metropolitan Commercial Bank	14.7	14.8	14.5	14.7	14.7

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	13.2	13.9	14.3	14.9	15.3
Metropolitan Commercial Bank	15.7	16.5	17.0	17.7	18.4

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	14.6	15.4	15.8	16.5	17.1
Metropolitan Commercial Bank	15.7	16.5	17.0	17.7	18.4

Total Risk-Based:
Metropolitan Bank Holding Corp.	16.9	17.9	18.4	19.2	19.9
Metropolitan Commercial Bank	16.7	17.6	18.1	18.8	19.4

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Balance sheet data
Dollars in thousands, except per share data	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Average assets	$2,015,831	$1,960,318	$1,946,910	$1,869,251	$1,813,785
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$2,006,098	$1,950,585	$1,937,177	$1,859,518	$1,804,052

Average equity	$262,030	$253,516	$246,108	$240,250	$178,747
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502
Average common equity	$256,528	$248,014	$240,606	$234,748	$173,245
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$246,795	$238,281	$230,873	$225,015	$163,512

Total assets	$2,182,644	$1,930,714	$1,924,495	$1,968,886	$1,759,855
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$2,172,911	$1,920,981	$1,914,762	$1,959,153	$1,750,122

Total Equity	$264,517	$257,270	$249,584	$243,039	$236,884
Less: preferred equity	5,502	5,502	5,502	5,502	5,502
Common Equity	$259,015	$251,768	$244,082	$237,537	$231,382
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$249,282	$242,035	$234,349	$227,804	$221,649

Common shares outstanding	8,217,274	8,207,234	8,205,234	8,194,925	8,196,310

Book value per share (GAAP)	$31.52	$30.68	$29.75	$29.23	$28.23
Tangible book value per common share (non-GAAP)*	$30.34	$29.49	$28.56	$28.03	$27.04

* Tangible book value divided by common shares outstanding at period-end.